EXHIBIT 1(a)

                      OFFSHORE DEBENTURE SECURITIES SUBSCRIPTION AGREEMENT


         This Offshore Debenture Securities Subscription Agreement is executed in reliance upon the transaction exemption afforded by Regulation S ("Regulation S") as promulgated by the Securities and Exchange Commission ("SEC"), under the Securities Act of 1933, as amended ("1933 ACT").

         This Agreement has been executed by the undersigned in connection with the private placement of Eight Percent (8%) Non-Voting Subordinated Convertible Debentures of

                      NOISE CANCELLATION TECHNOLOGIES, INC.
                             1025 West Nursery Road
                            Linthicum, Maryland 21090

National Association of Securities Dealers Automated Quotation System Symbol ("NCTI") a corporation organized under the laws of Delaware, United States of America (hereinafter referred as the "ISSUER") The undersigned

NAME:             WILLORA COMPANY, LTD.


ADDRESS:          c/o Betuvo A.G.
                           Baarestrasse 73
                           Postfach 6302
                           Zug, Switzerland


a Corporation organized under the laws of The Bahamas, a non USA Jurisdiction (hereinafter referred to as the "HOLDER") hereby represents and warrants to, and agrees with ISSUER as follows:


1.       Agreement to Subscribe; Purchase Price; Warrants; Indemnity.

     a. Subscription. The undersigned hereby subscribes for and agrees to purchase on the First Closing Date (as defined in Paragraph 7) thirty (30) of the ISSUER's Eight Percent (8%) Non-Voting Subordinated Convertible Debentures in the principal amount of Fifty Thousand (USD $50,000.00) United States Dollars each, in the form of the Debenture attached as Exhibit A hereto (singly a "Debenture", and collectively the "Debentures") for the aggregate purchase price of one million five hundred thousand (USD $1,500,000) United States Dollars including all discounts, fees and commissions, payable in United States Dollars.

     The undersigned also hereby subscribes for and agrees to purchase on the Second Closing Date (as defined in Paragraph 7) an additional ten (10) Debentures for the aggregate purchase price of five hundred thousand (USD $500,000) United States Dollars including all discounts, fees and commissions, payable in United States Dollars.

     b. Form of Payment. HOLDER shall pay the total consideration by delivering good funds by wire transfer in United States Dollars in the amounts and on or before the dates specified in Paragraph 7 into the escrow account of the escrow agent (the "Escrow Agent") as follows:

                             For Credit To:

                             Clifford Brandeis, Esq.
                             Zuckerman, Gore & Brandeis, LLP
                             900 Third Avenue
                             New York, New York 10022

     c. Warrants. On the First Closing Date (as defined in Paragraph 7), upon receipt of the purchase price then payable hereunder, the Issuer will grant to the Holder a warrant to purchase, at the Holder's option, at any time during the two (2) year period commencing on the First Closing Date seventy-five thousand (75,000) shares of common stock of the Issuer ("Common Stock") at an exercise price equal to the closing bid of the Common Stock on the First Closing Date, subject to the further terms and conditions set forth in the form of Warrant attached as Exhibit B hereto. On the Second Closing Date (as defined in Paragraph 7), upon receipt of the purchase price then payable hereunder, the Issuer will grant to the Holder a warrant to purchase, at Holder's option, at any time during the two (2) year period commencing on the Second Closing Date twenty-five thousand (25,000) shares of Common Stock at an exercise price equal to the closing bid of the Common Stock on the Second Closing Date subject to the further terms and conditions set forth in the form of warrant attached as Exhibit B hereto. The warrant issued on the First Closing Date is hereinafter described at the "First Warrant", the warrant issued on the Second Closing Date is hereinafter described as the "Second Warrant", collectively the First Warrant and the Second Warrant are hereinafter described as the "Warrants" and the shares of Common Stock issuable upon the exercise of the Warrants are hereinafter described as the "Warrant Shares".

     d. Indemnity. Holder shall defend, indemnify and hold Issuer harmless from any and all claims, demands, suits or proceedings instituted or made by any third party upon or against Issuer for placement fees, commissions or other compensation or consideration claimed to be owing or payable to such third party under or as a result of the transactions contemplated by this Subscription Agreement including any and all losses, costs, damages or expenses suffered by Issuer as a result thereof. Issuer represents and warrants that Schwebel Capital Investments, Inc. and Alexander Wescott and Co., Inc. are the only finders or placements agents with whom Issuer has had any agreement or understanding with respect to the issuance and sale of Debentures and that any and all of such agreements or understandings terminated on or before January 15, 1997, and no monies are due or are to become due thereunder.


         In consideration of Holder's indemnification undertaking, on the First Closing Date (as defined in Paragraph 7), upon receipt of the purchase price then payable hereunder, the Issuer will pay the Holder a payment of one hundred fifty thousand (USD$150,000) United States Dollars and on the Second Closing Date (as so defined) upon receipt of the purchase price then payable hereunder, the Issuer will pay the Holder a payment of fifty thousand (USD$50,000) United States Dollars (respectively the "First Indemnity Payment" and the "Second Indemnity Payment" and collectively the "Indemnity Payments"). Payment of the Indemnity Payments in each instance may, at Issuer's option, be made in cash or by delivery of shares of Common Stock, the number of shares delivered to be based on one hundred percent (100%) of the closing bid of the Common Stock on the applicable Closing Date. Shares of Common Stock delivered by the Issuer to the Holder in payment of Indemnity Payments are hereafter described as "Indemnity Shares".

     2.   HOLDER   Representations;    Access   to   Information;    Independent
     Investigation.

     a. Offshore Transaction. HOLDER understands, represents and warrants to and agrees with ISSUER (all such representations and warranties also being made to and for the benefit of any transfer agent of Issuer employed for that purpose) as follows:

     (i) Neither the HOLDER nor any person or entity for whom the HOLDER is acting as fiduciary is a U.S. person or an affiliate of the Issuer. A U.S. person means one of the following:

     (1) any natural person resident in the United States of America;

     (2) any partnership or corporation organized or incorporated under the laws of the United States;

     (3) any estate of which any executor or administrator is a U.S. person;

     (4) any trust of which any trustee is a U.S. person;

     (5) any agency or branch of foreign entity located in the United States;

     (6) any non-discretionary account or similar (other that an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

     (7) any discretionary account or similar account (other than as estate or trust held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

     (8) any partnership or corporation if:

     (A)  organized or incorporated under the laws of any foreign  Jurisdiction;
          and

     (B) formed by a U.S. person, principally for the purpose of investing in securities not registered under the 1933 Act. (Whenever such term is used herein, it shall have the meaning given in Regulation S.)

     ii) At the time the purchase hereunder was originated, HOLDER was not a U.S. person and was not a U.S. Person as of the date of the execution and delivery of this agreement and will not be a U.S. person on the First Closing Date, the Second Closing Date and the dates on which the Holder exercises the Warrants in whole or in part. No offer to purchase the Debentures or acquire the Warrants was made in the United States.

     (iii) HOLDER is purchasing the Debentures and acquiring the Warrants for its own account or for the account of beneficiaries each of whom has entered into an Offshore Debenture Securities Subscription Agreement with the HOLDER in a form similar to this Agreement with the effect such that all representations, warranties and agreements herein were made directly by such beneficiary.

     (iv) HOLDER agrees that all offers and sales of Debentures or the shares of Common Stock of the Issuer issuable upon conversion of the Debentures (the "Conversion Shares") or the Warrants or the Indemnity Shares prior to the expiration of a period commencing on the date of the applicable closing of the offering of Debentures and ending 40 days thereafter (the "Restricted Period") shall only be made in compliance with the safe harbor contained in Regulation S, pursuant to registration of Securities under the 1933 Act or pursuant to an exemption from registration. The Holder further agrees that with respect to the Warrants and the Warrant Shares, the Warrants may not be exercised within the United States and the Warrant Shares may not be delivered within the United States upon exercise other than pursuant to the safe harbor contained in Regulation S, pursuant to registration of
     Securities   under  the  1933  Act  or  pursuant  to  an   exemption   from
     registration.

     (v) HOLDER represents and warrants and hereby agrees that all offers and sales of the Debentures, the Conversion Shares, the Warrants, the Warrant Shares and the Indemnity Shares after the Restricted Period applicable thereto shall be made only pursuant to registration under the 1933 Act or pursuant to an exemption from registration.

     (vi) All offering documents received by HOLDER include statements to the effect that none of the Debentures, the Conversion Shares, the Warrants, the Warrant Shares or the Indemnity Shares have been registered under the 1933 Act and may not be offered or sold in the United States or to U.S. Persons or for the account or benefit of a U.S. person (other than distributors as defined in Regulation S) during the Restricted Period applicable thereto unless such Debentures, Conversion Shares, Warrants, Warrant Shares and Indemnity Shares are registered under the 1933 Act or any exemption from the registration requirements is available.

     (vii) HOLDER acknowledges that the purchase of the Debentures, the Warrant Shares and Fee Shares involves a high degree of risk and further acknowledges that it can bear the economic risk of the purchase of the Debentures, the Warrant Shares and Fee Shares, including the total loss of its investment. HOLDER acknowledges that it has obtained the advice of competent legal counsel in its domicile jurisdiction that it is qualified under the laws of its domicile to purchase the Debentures acquire the Warrants and purchase the Warrant Shares and Fee Shares offered hereunder and that the offer and sale of said Debentures, Conversion Shares, Warrants, Warrant Shares and Fee Shares will not violate the laws of its domicile jurisdiction.

     (viii) HOLDER understands that the Debentures and the Warrants are being offered and sold to it and the Conversion Shares, the Warrant Shares and the Indemnity Shares will be issued to it in reliance on specific exemptions from the registration requirements of United States Federal and State securities laws and that the ISSUER is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of HOLDER set forth herein in order to determine the applicability of such exemptions and the suitability of HOLDER to acquire the Debentures, the Warrants and the Indemnity Shares.

     (ix) HOLDER is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of its investments, and to make an informed decision relating thereto.

     (x) In evaluating its investment, HOLDER has consulted its own investment and/or legal and/or tax advisors.

     (xi) HOLDER understands that in the view of the United States Securities and Exchange Commission (the "SEC") the statutory basis for the exemption claimed for this transaction would not be present if the offering of Debentures and Warrants and the issuance of the Conversion Shares, the Warrant Shares and the Indemnity Shares, although in technical compliance with Regulation S, is part of a plan or scheme to evade to registration provisions of the 1933 ACT. HOLDER is acquiring the Debentures, Conversion Shares, Warrants, Warrant Shares and Indemnity Shares for investment purposes and has no present intention to sell the Debentures, Conversion Shares, Warrants, Warrant Shares or Indemnity Shares in the United States or to a U.S. Person or for the account or benefit of a U.S. Person either now or promptly after the expiration of the Restricted Period applicable thereto.

     (xii) HOLDER represents and warrants that, except in connection with its normal trading activities, neither it nor any of its affiliates or intermediaries will directly or indirectly maintain any short position in Debentures or Common Stock of the ISSUER at any time when HOLDER directly or indirectly owns or holds any of the Debentures, Warrants or Common Stock of the Issuer.

          (xiii) HOLDER has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization.

     (xiv) This Offshore Debenture Securities Subscription Agreement has been duly authorized, executed and delivered by HOLDER and is a valid and binding agreement enforceable in accordance with its terms, subject to the bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditor's rights generally and to general principles of equity; and HOLDER has full corporate power and authority necessary to enter into to this Offshore Debenture Securities Subscription Agreement and to perform its obligations hereunder.

     (xv) No consent, approval, authorization, or order of any court, governmental agency or body, or arbitrator having jurisdiction over the HOLDER is required for execution of this Offshore Debenture Securities Subscription Agreement, including without limitation, the purchase of the Debentures, the Warrant Shares or the Indemnity Shares, or the performance of the HOLDER's obligations hereunder.

     (xvi) The HOLDER acknowledges that, in making the decision to purchase the Debentures, acquire the Warrants and Conversion Shares and purchase the Warrant Shares and the Indemnity Shares, it has relied or will rely, as the case may be, solely upon independent investigation made by it and not upon any representations made the ISSUER with respect to the ISSUER or the Debentures, the Warrants, the Conversion Shares, the Warrant Shares or the Indemnity Shares, other than those representations set forth in Section 3 hereof.

     (xvii) The HOLDER is aware that the Debentures, the Warrants, the Conversion Shares, the Warrant Shares and the Indemnity Shares have not been and will not be registered under the 1933 Act and may only be offered or sold pursuant to registration under the 1933 Act or an available exemption therefrom.

     (xviii) The HOLDER: (A) will not, during the Restricted Period applicable thereto, offer to sell the Debentures, the Warrants, the Conversion Shares, the Warrant Shares or the Indemnity Shares in the United States, to a U.S. person or for the account or benefit of a U.S. person or other than in accordance with Rule 903 or 904 or Regulation S; and

     (B) will, after the expiration of the Restricted Period applicable thereto, offer, sell, pledge, or otherwise transfer the Debentures, the Warrants, the Conversion Shares, the Warrant Shares or the Indemnity Shares only pursuant to registration under the 1933 Act or an available exemption therefrom and, in any case, in accordance with applicable United States federal and state and foreign securities laws.

     (xix) None of the HOLDER, its affiliates or any person acting on behalf of the HOLDER or any such affiliate has engaged, or will engage, in any Directed Selling Efforts with respect to the Debentures, the Warrants, the Conversion Shares, the Warrant Shares or the Indemnity Shares or any distribution by any Distributor, with respect to any of the same. (Distributor for the purposes herein shall mean any underwriter, dealer or other person who participates, pursuant to a contractual arrangement, in the distribution of the Debentures, the Warrants, the Conversion Shares, the Warrant Shares or the Indemnity Shares being offered or sold hereunder in reliance on Regulation S.)

     (xxi) The transactions contemplated by this Offshore Debenture Securities Subscription Agreement:

     (A) have not been pre-arranged with a purchaser located in the United States or who is a U.S. person; and

     (B) are not part of a plan or scheme to evade registration provisions of the Act.

     (xxii) The following are all put options and short positions or other similar instruments that the HOLDER has entered, or has the intention of entering into (except in connection with its normal trading activities) with respect to the Debentures or the Common Stock of
     Issuer:
                  None

     (xxiii) If the HOLDER offers and sells the Debentures, the Warrants, the Conversion Shares, the Warrant Shares or the Indemnity Shares during or after the Restricted Period applicable thereto, then it will do so only; in accordance with the provisions of Regulation S;
     pursuant to registration of the Debentures, the Warrants, the Conversion Shares, the Warrant Shares or the Indemnity Shares under the 1933 Act; or pursuant to an available exemption from the registration requirements of the 1933 Act.

         If HOLDER is purchasing the Debentures, the Warrants, the Conversion Shares, the Warrant Shares or the Indemnity Shares subscribed for hereby in representative or fiduciary capacity, the representations and warranties in this Offshore Securities Subscription Agreement shall be deemed to have been made on behalf of the person or persons to whom HOLDER is so purchasing.

         The foregoing representations and warranties are true and accurate as of the date hereof, shall be true and accurate as to the date of the acceptance by the ISSUER of HOLDER's subscription, and shall survive thereafter. If HOLDER has knowledge, prior to the acceptance of the Offshore Debenture Securities Subscription Agreement by the ISSUER, or prior to the Escrow Agent's delivery of the Debentures to the HOLDER, or prior to the Issuer's delivery of the Conversion Shares or the Warrant Shares to the Holder, that any such representations and warranties shall not be true and accurate in any respect, the HOLDER, prior to such acceptance or delivery, will give written notice of such fact to the ISSUER specifying which representations and warranties are not true and accurate and the reasons therefor and the ISSUER shall have the right to prohibit delivery of the Debentures, Warrants, Conversion Shares, Warrant Shares or Indemnity Shares, as the case may be.

          b. Current Public Information. HOLDER acknowledges that HOLDER has been furnished with or has acquired copies of the ISSUER's most recent Annual Report on Form 10-K and any Form 10-Q filed thereafter
          (collectively the "SEC Filings"), and other publicly available documents.

          c. Independent Investigation; Access. HOLDER acknowledges that HOLDER in making the decision to purchase the Debentures subscribed for and acquire the Warrants, has relied upon independent investigations made by it and its HOLDERS representatives, if any, and HOLDER and such representatives, if any, have, prior to any sale to it, been given access and the opportunity to examine all material books and records of the ISSUER, all material contracts and documents relating to this offering and an opportunity to ask questions of, and to receive answers from ISSUER or any person acting on its behalf concerning the terms and conditions of this offering. HOLDER and its advisors, if any, have been furnished with access to all publicly available materials relating to the business, finances and operation of the ISSUER and materials relating to the offer and sale of the Debentures, the Warrants, the Conversion Shares, the Warrant Shares and the Indemnity Shares which have been requested. HOLDER and is advisors, if any, have received complete and satisfactory answers to any such inquiries.

          d. No Government Recommendation or Approval. HOLDER understands that no United States federal or state agency or non-United States governmental agency has made or will make any finding or determination relating to the fairness for public investment of the Debentures, the Warrants, the Conversion Shares, the Warrant Shares or the Indemnity Shares, or has passed or made, or will pass on or make, or will pass on or make, any recommendation or endorsement of any of such securities.

          e. Entity Purchase. If HOLDER is a partnership, corporation or trust, the person executing this Offshore Securities Subscription Agreement on its behalf represents and warrants that;

          (i) He or she has made due inquiry to determine the truthfulness of the representations and warranties made pursuant to this Offshore Securities Subscription Agreement; and

         (ii) He or she is duly authorized (if the undersigned is a trust, by the trust agreements) to make this investment and to enter into and execute this Offshore Securities Subscription Agreement on behalf of such entity.

          (f) Legend: The HOLDER understands that until such time as the applicable restricted period under Regulation S has expired, the Debentures, the Warrants, the Conversion Shares, the Warrant Shares and the Indemnity Shares may bear a restrictive legend in substantially the following form or such other form as ISSUER may reasonably deem necessary or appropriate (and a stop-transfer order may be placed against the transfer of the certificates for such securities).

          THE DEBENTURE [WARRANT] REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON CONVERSION [EXERCISE] HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE DEBENTURE [WARRANT] HAS BEEN ACQUIRED FOR INVESTMENT AND NEITHER THE DEBENTURE [WARRANT] NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE DEBENTURES [WARRANTS] OR SUCH SECURITIES, AS THE CASE MAY BE, UNDER THE SECURITIES ACT, 1933, AS AMENDED, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. ANY SUCH SALE, ASSIGNMENT OR TRANSFER MUST ALSO COMPLY WITH APPLICABLE STATE SECURITIES LAWS.

3.       ISSUER Representations

          The ISSUER relying on the truth and accuracy of the foregoing representations and warranties of the HOLDER and without independent investigation with respect thereto, represents and warrants to the HOLDER as follows:

     a. Reporting Company Status. The ISSUER is a reporting issuer as defined by rule 902 of Regulation S and will use its best efforts to maintain its status as such a reporting issuer.

     b. Offshore Transaction. The ISSUER has not offered the Debentures or the Warrants or the Indemnity Shares to any person in the United States or to any U.S. person or for the account or benefit of any U.S. person.

     c. No Directed Selling Efforts. In regard to this transaction, ISSUER has not conducted any "directed selling efforts" as that term is defined in rule 902 of Regulation S nor has ISSUER conducted any general solicitation relating to the offer and sale of the within Debentures, Warrants and Indemnity Shares to U.S. persons resident within the United States or elsewhere.

     d. Securities. The Debentures, the Warrants, the Conversion Shares, the Warrant Shares and the Indemnity Shares, when issued and delivered, will be duly and validly authorized and issued, fully paid and non-assessable.

     e. Subscription Agreement. The Offshore Debenture Securities Subscription Agreement, when acknowledged by the signature of an officer of the Issuer, has been duly authorized, validly executed and delivered on behalf of the ISSUER and is a valid and binding agreement in accordance with its terms.

     f. Non-contravention. The execution and delivery of the Offshore Debenture Securities Subscription Agreement and the consummation of the issuance of the Debentures, the Warrants, the Conversion Shares, the Warrant Shares and the Indemnity Shares, and the transactions contemplated by the Offshore Debentures Securities Subscription Agreement do not and will not conflict with or result in a breach by the ISSUER of any of the terms or provisions, of, or constitute a default under, the certificate of incorporation or by-laws of the ISSUER, or any indenture, mortgage, deed of trust, or other material agreement or instrument to which the ISSUER is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule, or regulation or any applicable decrees, judgment or order of any court, Federal or State regulatory body, administrative agency or other governmental body having jurisdiction over the ISSUER or any of its properties or assets.

     g. Prior Share Issues Under Regulation S. The ISSUER has not issued any securities under Regulation S subsequent to December 31, 1996 except for any securities which may be issued in connection with ISSUER's current financing activities and securities issued as an adjustment to prior sales under Regulation S. For purposes of this and the subsequent paragraph "Issuer's current financing activities" are limited to the ISSUER's efforts to issue and sell up to four million dollars ($4,000,000) aggregate principal amount of the Debentures (including the Debentures being sold hereunder).

     h. Subsequent Share Issues Under Regulation S/ or Regulation D. The ISSUER will not issue any securities under Regulation S until sixty (60) days after the Second Closing Date; provided, however, that if the Second Closing Date has not occurred within one hundred twenty (120) days of the First Closing Date, the prohibition against any such issuance of securities shall terminate on such one hundred twentieth (120th) day. The Issuer will not issue any Securities under Regulation S during the period beginning on the date on which the prohibition specified in the preceding sentence terminates and ending one hundred eighty
(180) days after the First Closing Date unless it shall have first delivered to the Holder, at least five (5) business days prior to the closing of such issue of securities, written notice describing the proposed issue of securities under Regulation S, including the terms and conditions thereof, and providing the Holder an option during such five (5) day period to purchase all but not part of the securities to be issued on the same terms.

     If the Issuer Issues any Common Stock or other securities convertible into Common Stock under Regulation D promulgated under the 1933 Act ("Regulation D") while the Holder holds unpaid or unconverted Debentures (the "Outstanding Debentures") the Issuer on the date of such issuance under Regulation D (" the Regulation D Closing Date") shall either.

     (i) reserve on its books an additional two million five hundred thousand (2,500,000) shares of Common Stock for use in connection with the conversion of the Outstanding Debentures, or (ii) purchase the Outstanding Debentures from the Holder at a price which will give the Holder a return on its investment in the Outstanding Debentures equivalent to that which the Holder would realize if the Holder converted the Outstanding Debenture and sold the Conversion Shares received therefrom at the closing bid price of the Common Stock on the Regulation D Closing Date.

     The foregoing right of first refusal in the event of certain issues of securities under Regulation S and obligations of the Issuer in the event of certain issues of Securities under Regulation D, shall not apply to any transaction involving issuances of securities in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the payment for services, the acquisitions of a business, product or license by the Issuer or to any issuance of securities by a subsidiary of the Issuer. Neither the foregoing restriction nor right of first refusal shall apply to any securities which may be issued in connection with ISSUER's current financing activities and securities issued as an adjustment to prior sales under Regulation S or Regulation D, as the case may be.

     i. Filings. The Issuer undertakes and agrees pursuant to the sale of its securities under Regulation S to make all necessary filings in connection with the sale of its securities as required by the laws and regulations of all appropriate jurisdictions.

     j. Attached hereto as Exhibit C is a true and correct table dated as of the First Closing Date, setting forth the total authorized shares of Common Stock of the Issuer, the number of such shares that are issued and outstanding and the number of such shares that are reserved for issuance upon the exercise of warrants and options to purchase shares of Common Stock of the Issuer.

     4. Expiration of Restricted Period.

     The transaction restriction in connection with this offshore offer and sale restricts the HOLDER from offering and selling to U.S. persons or for the account or benefit of an U.S. person for a forty (40) day period. The rules do not require the placement of a restrictive legend on the share certificate issued pursuant to conversion of the Debentures. Rule 903 (c) (2) governs the forty (40) day transaction restriction. In the event that two or more sequential closings are provided for, each separate closing shall be deemed to be a separate offering under Regulation S and the forty (40) day restriction period shall begin for each transaction separately on the date the Debentures covered thereunder are delivered to the HOLDER and payment is made to the ISSUER for that specific transaction. Paragraphs (m)(1)(2) and (3) or Rule 902 sets forth additional requirements with respect to the exercise of the Warrants and the issuance of the Warrant Shares. Title to the Debentures and the Conversion Shares may be transferred by HOLDER to other Non United States persons or entities in accordance with Regulation S.

5.       Exemption:  Reliance on Representations.

     HOLDER understands that the offer and sale of the Debentures, the Warrants, the Conversion Shares, the Warrant Shares and the Indemnity Shares are not being and will not be registered under the 1933 Act. ISSUER is relying on the rules governing offers and sales made outside the United States pursuant to Regulation
S. Rules 901 through 904 of Regulation S govern this transaction. ISSUER acknowledges that the HOLDER may resell the foregoing securities outside of the United States to non U.S. Persons in reliance of Regulation S at the same or a different price than the purchase price hereunder, and that the HOLDER is under no obligation to purchase or retain any of the foregoing securities for its own accounts provided all offers and sales by HOLDERS are made in accordance with Regulation S and this Agreement.

6.   Transfer Agent Instructions

     a. Debenture. Upon the conversion of the Debentures, the HOLDER thereof shall submit such Debentures to ISSUER and ISSUER shall, instruct ISSUER's Transfer Agent to issue one or more certificates representing that number of shares of Common Stock into which the Debenture or Debentures are convertible in accordance with the provisions regarding conversion set forth in Exhibit A.

     b. Warrants. Upon the exercise of the Warrants, the HOLDER thereof shall submit such Warrants and the purchase price in immediately available New York, New York funds to ISSUER and ISSUER shall, instruct ISSUER's Transfer Agent to issue one or more certificates representing that number of shares of Common Stock issuable upon the exercise of such Warrants in accordance with the provisions regarding exercise set forth in Exhibit B.

     c. Legend on Indemnity Share Certificates. Upon the First Closing Date and the Second Closing Date (as defined in Paragraph 7) ISSUER's Transfer Agent will be instructed to issue one or more share certificates representing the Indemnity Shares deliverable on the Closing Date in question in the name of the Holder in such denominations to be specified at or before the Closing Date in question. All of such share certificates will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against the transfer of such certificates).

     THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE COMMON STOCK HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE COMMON STOCK, UNDER THE SECURITIES ACT, 1933, AS AMENDED, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. ANY SUCH SALE, ASSIGNMENT OR TRANSFER MUST ALSO COMPLY WITH APPLICABLE STATE SECURITIES LAWS.

     d. No Legends on Other Certificates. Upon conversion of any Debenture or exercise of any Warrant in conformance with the terms and conditions of this Agreement and Exhibit A or B hereto, as the case may be, and in compliance with Regulation S, ISSUER's Transfer Agent will be instructed to issue one or more share certificates representing Conversion Shares or Warrant Shares, as the case may be, in the names of HOLDERS or "Street Names" to be specified prior to conversion or exercise in such denominations to be specified at conversion or exercise representing the number of shares of Common Stock issuable upon such conversion or exercise. Provided conversion of a Debenture has occurred after the expiration of the Restricted Period applicable to such Debenture and in conformance with the terms and conditions of Exhibit A hereto and compliance with Regulation S, share certificates issuable upon conversion will be issued without legend. Provided exercise of a Warrant has occurred after expiration of the Restricted Period applicable to such Warrant and in conformance with the terms and conditions of Exhibit B hereto and in compliance with Regulation S share certificates issuable upon exercise will be issued without legend. ISSUER further warrants that no stop transfer instructions other than a stop transfer for the Debentures and the Warrants for 40 days to U.S. persons or instructions other than instructions to issue the Conversion Shares and the Warrant Shares have been given to the Transfer Agent and that the Conversion Shares and the Warrant Shares, when issued upon conversion or exercise after the expiration of the Restricted Period applicable to the Debenture or Warrant in question in accordance with the terms of the Debenture or Warrant, shall be freely transferable on the books and records of the ISSUER subject to compliance with applicable securities laws. Nothing in this paragraph shall affect in any way HOLDER's obligations and agreements set forth in paragraph 2 hereof to comply with all applicable securities laws upon the sale or other disposition of the Conversion Shares or the Warrant Shares.

7.       Closing Dates.

     This Agreement shall be effective from the date of execution by the HOLDER. Closing with respect to the purchase of thirty (30) Debentures shall be effected through delivery of funds, Debentures, Warrants and Indemnity Shares to the designated Escrow Agent and shall be completed on January 27, 1997, or such other mutually agreed to date (the "First Closing Date"). Closing with respect to the purchase of an additional ten (10) Debentures shall be effected through delivery of funds, Debentures, Warrants and Indemnity Shares to the designated Escrow Agent and shall be completed within five (5) days of the date on which Holder has converted Debentures in an aggregate principal amount of seven hundred fifty thousand (USD$750,000) United States Dollars or more, or such other mutually agreed to date (the "Second Closing Date"). In each instance, HOLDER shall forthwith deliver the necessary funds as indicated in Paragraph 1.

8.       Conditions to the Issuer's Obligations to Sell.

     ISSUER shall have the right to reject any given Offshore Debenture Securities Subscription Agreement which is tendered to the ISSUER, but only for the reason that the ISSUER reasonably believes any representations and warranties of such HOLDER to be untrue and in such event ISSUER shall provide HOLDER written notice of such rejection and the reason therefor and shall provide reasonable opportunity for a response to such stated reason. HOLDER understands that ISSUER's obligation to sell the Debentures and issue the Warrants and Fee Shares is conditioned upon:

     (i) The receipt and acceptance by ISSUER of the Offshore Debenture Securities Subscription Agreement for all of the Debentures as evidence by execution of this Agreement by the ISSUER or ISSUER's duly authorized agent. HOLDER understands this Offshore Debenture Securities Subscription Agreement is irrevocable.

     (ii) Delivery into the designated Escrow Agent by HOLDER of good funds as payment in full for the purchase of the Debentures in accordance with Paragraphs 1 and 7 above.

     (iii) The representations and warranties of HOLDER shall be true and correct in all material respects as of the date when made and as of the First and Second Closing Dates as though made at those times (except those that speak as of specific date) and the HOLDER shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the HOLDER at or prior to the First Closing Date and the Second Closing Date.

9.   Covenant of ISSUER.

     ISSUER hereby covenants and agrees until such time as HOLDER has converted One Hundred Percent (100%) of the Debentures into Common Stock, ISSUER shall not repurchase its shares of Common Stock or otherwise enter into any transaction which would cause a decrease in the number of its shares of Common Stock issued and outstanding (other than transactions that similarly decrease the number of shares of Common Stock that the Debentures are convertible into).

10.  Confidentiality.

     The parties hereto agree to maintain the confidentiality of this Agreement and not to disclose to any person or entity information concerning the transaction contemplated hereby unless required by law to do so.

11.  Conditions to HOLDER's Obligation to Purchase.

     ISSUER understands that HOLDER's obligation to purchase the Debentures is conditioned upon delivery of the Debentures as described herein and the absence of any event or circumstance that could reasonably be expected to have a material adverse effect on the financial condition of the ISSUER, or the market price of the ISSUER's Common Stock.

12.  Governing Law

     This Agreement shall be governed by and construed under the laws of the State of Delaware and of the United States of America without regard to its choice of law principles.

13.  Entire Agreement

     This Offshore Debenture Securities Subscription Agreement constitutes the entire agreement among the parties hereof with respect to the subject matter hereof and supersedes any and all prior or contemporaneous representations, warranties, agreements and understandings in connection therewith. This Offshore Debenture Securities Subscription Agreement may be amended only by a writing executed by all parties hereto. This Agreement may be executed in counterparts and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

14.  Issuer's Undertaking

     The ISSUER agrees to pay all costs and expenses, including reasonable attorneys' fees and disbursements, which may be incurred by the HOLDER if the HOLDER has to initiate legal proceedings to enforce its rights under this Agreement, the Debenture or the Warrant.

15.  Full Name and Address of HOLDER for Registration Purposes:

         NAME:    ________________________________

         ADDRESS  ________________________________


         Tel No.  ________________________________

         Fax. No. ________________________________

         Contact Name: ________________________________

16.      Delivery Instructions: (if different from Registration Name):

         NAME:    ______________________________________________________
         ADDRESS: ______________________________________________________

                  ------------------------------------------------------
                  ------------------------------------------------------

         Tel. No. ______________________________________________________

         Fax. No. ______________________________________________________

Contact Name:     ______________________________________________________

Special
Instructions      ______________________________________________________

                  ------------------------------------------------------
                  ------------------------------------------------------

     IN  WITNESS  WHEREOF,  this  Offshore  Debenture  Securities   Subscription
Agreement was duly executed or the date first written below.


Dated this 31st day of the month of January, 1997.

Company Name:                       WILLORA COMPANY, LTD.

                                    By:     /s/

Name (Printed):                     __________________________

Title:                              __________________________
Country of Execution                __________________________

Accepted this 31st day of the month of January, 1997.


                      NOISE CANCELLATION TECHNOLOGIES, INC.

                  By:            /s/ STEPHEN J. FOGARTY
                           Official Signatory of Issuer

         I have the full authority to bind NOISE CANCELLATION TECHNOLOGIES, INC.____________________(initial)

Name(Printed):    Stephen J. Fogarty

Title:            Senior Vice-President and Chief Financial Officer